Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

NOTIS GLOBAL, INC.

PROMISSORY NOTE

No. NTIS-2

Effective Date: March 14, 2016	U.S. $140,000.00

FOR VALUE RECEIVED, NOTIS GLOBAL, INC., a Nevada corporation (“Borrower”), promises to pay to CHICAGO VENTURE PARTNERS, L.P., a Utah limited partnership, or its successors or assigns (“Lender”), $140,000.00 and any interest, charges and late fees on September 14, 2016 (the “Maturity Date”). This Promissory Note (this “Note”) is issued and made effective as of March 14, 2016 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement of even date herewith by and between Borrower and Lender (the “Purchase Agreement”, and together with this Note and all other documents entered into in conjunction herewith, the “Transaction Documents”). Certain capitalized terms used herein are defined in Section 25.

The purchase price for this Note is $125,000.00 (the “Purchase Price”) payable by wire transfer. The initial Outstanding Balance of this Note shall include the Purchase Price, a $12,500.00 OID, and $5,000.00 to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”). The Transaction Expense Amount will be paid as follows: (i) $2,500.00 was previously paid in cash by Borrower to Lender prior to the execution of this Note, and (ii) $2,500.00 will be added to the Outstanding Balance (such portion, the “Carried Transaction Expense Amount”). Borrower agrees that, upon receipt of the Purchase Price from the Lender, this Note shall be fully paid for as of the Purchase Price Date.

1. Interest; Prepayment.

1.1. Interest. Interest on this Note will accrue at the rate of 10% per annum on the unpaid principal balance and any unpaid late fees or other amounts due hereunder, from the Purchase Price Date until the same is paid in full. In the event a court of competent jurisdiction determines the interest rate is higher than the legal limit, the interest due under this Note will be the greatest amount allowed by law. Any interest payable is in addition to the OID and the Carried Transaction Expense Amount.

1.2. Payment; Prepayment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (i) costs of collection, if any, then to (ii) fees and charges, if any, then to (iii) accrued and unpaid interest, and thereafter, to (iv) principal. This Note may be prepaid at any time by Borrower in the sole discretion of Borrower, provided, however, that to effect a prepayment of this Note (or any portion hereof) Borrower shall pay to Lender 125% of the portion of the Outstanding Balance that is prepaid by Borrower.

2. Borrower Representations and Warranties. Borrower represents and warrants to Lender that: (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Borrower has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Borrower; (v) this Note and the other Transaction Documents have been duly executed and delivered by Borrower and constitute the valid and binding obligations of Borrower enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Borrower, the issuance of securities in accordance with the terms thereof, and the consummation by Borrower of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Borrower of any of the terms or provisions of, or constitute a default under (a) Borrower’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Borrower or any of Borrower’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Borrower is required to be obtained by Borrower for, in the Event of Default (as defined below), the issuance of the Conversion Shares to Lender; (viii) none of Borrower’s filings with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) during the twelve months prior to the Effective Date, Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by Borrower with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) other than as disclosed in reports filed by Borrower pursuant to Section 13 or Section 15(d) of the 1934 Act (“’34 Act Report”) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Borrower, threatened against or affecting Borrower before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Borrower or which would adversely affect the validity or enforceability of, or the authority or ability of Borrower to perform its obligations under, any of the Transaction Documents; (xi) during the past twelve months, Borrower has not consummated any material financing transaction that has not been disclosed in a ’34 Act Report; (xii) Borrower is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Borrower to any person or entity as a result of this Note or the Transaction Documents (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Lender shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Borrower shall indemnify and hold harmless each of Lender, Lender’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (xv) if and when issued following an Event of Default, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xvi) neither Lender nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Borrower or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvii) Borrower acknowledges that the State of Utah has a reasonable relationship and    sufficient contacts to the transactions contemplated by    the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 10 below, shall be     applicable to the Transaction Documents and the transactions contemplated therein; and (xviii) Borrower has performed due diligence and background research on    Lender and its affiliates including, without limitation, John M. Fife, and,    to its     satisfaction, has made inquiries with respect to all matters Borrower may consider relevant to    the undertakings and relationships contemplated     by the Transaction Documents including,     among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Borrower, being aware of the matters described in subsection (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

3. Default.

3.1. Events of Default. The following are events of default under this Note (each, an “Event of Default”): (i) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (ii) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (iii) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (iv) Borrower shall make a general assignment for the benefit of creditors; (v) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (vi) an involuntary proceeding under the Bankruptcy Code shall be commenced or filed against Borrower; (vii) Borrower, at any time after the Effective Date, is not DWAC Eligible; (viii) Borrower shall fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, other than those specifically set forth in this Section 3.1 or Section 4 below; (ix) any representation or warranty made or furnished by or on behalf of Borrower to Lender herein shall be false, incorrect, incomplete or misleading in any material respect; and (x) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $250,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender.

3.2. Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements shall, at the option of Lender, be considered an Event of

Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note. For the avoidance of doubt, all existing and future loan transactions between Borrower and Lender and their respective affiliates will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Lender.

4. Remedies.

4.1. At any time and from time to time after Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance of this Note becoming immediately due and payable in cash at the Mandatory Default Amount. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Rate”). In connection with such acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of this Note until such time, if any, as Lender receives full payment pursuant to this Section 4. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Notwithstanding the foregoing, in the event that this Note is not repaid by the Maturity Date, then on the next calendar day following the Maturity Date, the Outstanding Balance shall automatically, and without further action by Lender, increase to the Mandatory Default Amount and begin accruing interest at the Default Rate. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of this Note as required pursuant to the terms hereof.

4.2. Conversion. If this Note is not paid in full on or before the Maturity Date, then Lender shall have the right at any time thereafter until such time as this Note is paid in full, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable Common Stock of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. Conversion notices, in the form attached hereto as Exhibit A (a “Conversion Notice”), under this Note may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. If no objection is delivered from Borrower to Lender regarding any variable or calculation of the Conversion Notice within 36 hours of delivery of the Conversion Notice, Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such Conversion Notice and waived any objection thereto. Borrower shall deliver the Conversion Shares from any Conversion to Lender within three (3) business days of Lender’s delivery of the Conversion Notice to Borrower (the “Delivery Date”). If Borrower is DWAC Eligible, it shall deliver all Conversion Shares via DWAC to Lender’s broker (as designated in the Conversion Notice) upon Lender’s delivery of a Conversion Notice to Borrower. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice) upon Lender’s delivery of a Conversion Notice to Borrower, via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. If, at any time during which Lender has submitted a Conversion Notice to Borrower, such Conversion Notice has not been rescinded by Lender pursuant to Section 4.3 hereof, and the Conversion Shares requested pursuant to such Conversion Notice have not been delivered to Lender in accordance with the provisions of Section 4.2 hereof, then Borrower shall not have the right to repay the portion of this Note represented by such Conversion Notice in cash but shall have the right to repay any other portion of this Note not represented by such Conversion Notice in cash.

4.3. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframes stated in Section 4.2 above, Lender, at any time prior to selling all of those Conversion Shares, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares, with a corresponding increase to the Outstanding Balance (any returned Conversion Amount will tack back to the Purchase Price Date). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to the greater of (i) $500.00 per day and (ii) 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the Delivery Date until Conversion Share delivery is made; and such late fee will be added to this Note (such fees, the “Conversion Delay Late Fees”). For illustration purposes only, if Lender delivers a Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Conversion Shares to Lender and on the Delivery Date such Conversion Shares have a Conversion Share Value of $20,000.00 (assuming a Closing Trade Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance until such Conversion Shares are delivered to Lender. For purposes of this example, if the Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Conversion Share Value).

4.4. Reservation of Shares. Beginning on the date that is three Trading Days or less from the date that Borrower completes an increase in the number of its authorized shares of Common Stock (but in no event later than the Maturity Date) (such date, the “Share Reserve Date”) and at all times thereafter until this Note is paid in full, Borrower will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note at least three (3) times the number of shares of Common Stock necessary to convert the total Outstanding Balance into Common Stock (the “Share Reserve”). In furtherance thereof, from and after the Share Reserve Date and until such time that this Note has been paid in full, Borrower shall require its transfer agent to increase the Share Reserve from time to time in the event the Share Reserve is less than three (3) times the number of shares of Common Stock necessary to convert the entire Outstanding Balance into Common Stock. Borrower shall further require its transfer agent to hold such shares of Common Stock exclusively for the benefit of Lender and to issue such shares to Lender promptly upon Lender’s delivery of a conversion notice under this Note. Finally, Borrower shall require its transfer agent to issue shares of Common Stock pursuant to this Note to Lender out of its authorized and unissued and unreserved shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve. Borrower’s transfer agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no other authorized shares available for issuance and then only with Lender’s written consent, and in the event of any conversion by the Lender following the Lender’s receipt of notice that are no other authorized shares available for issuance, then notice of such conversion by Lender shall be deemed to be the consent of Lender for shares to be issued out of the Transfer Agent Reserve.

4.5. Borrower Covenants in the Event of Default and Conversion of Debt by Lender. Following an Event of Default, until all of Borrower’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, Borrower shall comply with the following covenants: (i) so long as Lender beneficially owns any Conversion Shares and for at least twenty (20) Trading Days thereafter, Borrower shall timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act (or has received a valid extension of such time of filing and has filed any such report prior to the expiration of any such extension), and shall take all reasonable action under its control to ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB or (e) OTC Pink Current Information; (iii) when issued, the Conversion Shares shall be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; and (iv) trading in Borrower’s Common Stock shall not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Borrower’s principal trading market.

5. Effect of Certain Events.

5.1. Adjustment Due to Distribution. If, following an Event of Default, Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then Lender shall be entitled, upon any Conversion after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Lender with respect to the shares of Common Stock issuable upon such Conversion had Lender been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

5.2. Adjustments for Stock Split. Notwithstanding anything herein to the contrary, any references to share numbers or share prices shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction.

6. No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of this Note.

7. Ownership Limitation. Notwithstanding anything to the contrary contained in any of the Transaction Documents (except as set forth below in this section), Borrower shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant to any other Transaction Document, to the extent (but only to the extent) that Lender together with any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock outstanding. To the extent the foregoing limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by Lender or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by Lender and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to Borrower for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this section shall have any effect on the applicability of the provisions of this section with respect to any subsequent determination of convertibility. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the

“Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this section, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this section shall be implemented in a manner otherwise than in strict conformity with the terms of this section to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this section shall apply to a successor holder of this Note and shall be unconditional, irrevocable and non-waivable. For any reason at any time, upon the written or oral request of Lender, Borrower shall within one (1) business day confirm orally and in writing to Lender the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself, provided that the Maximum Percentage in no event exceeds 9.99% of the number of shares of the Common Stock of Borrower outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

8. Survival. This Note shall survive until the later of the date on which this Note has been repaid or converted in full.

9. Resolution of Disputes.

9.1. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

9.2. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

10. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

11. Specific Performance. Borrower acknowledges and agrees that irreparable damage would occur to Lender in the event that Borrower fails to perform any provision of this Note or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Lender shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Note or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Lender may be entitled under the Transaction Documents, at law or in equity. For the avoidance of doubt, in the event Lender seeks to obtain an injunction against Borrower for specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Lender under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents.

12. Headings. The headings of this Note are for convenience of reference only and shall not form part of, or affect the interpretation of, this Note.

13. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

14. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Note or any other Transaction Document, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note; or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors’ rights and involving a claim under this Note; then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

15. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

16. Voluntary Agreement. Borrower has carefully read this Note and each of the other Transaction Documents and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and each of the other Transaction Documents and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note and each of the other Transaction Documents voluntarily and without any duress or undue influence by Lender or anyone else.

17. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel, so long at the opinion is limited to opining on the eligibility of shares to be traded pursuant to a valid exemption from securities registration.

18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note. If the last day of any time period stated herein shall fall on a Saturday, Sunday or non-Trading Day, then such time period shall be extended to the next Trading Day.

19. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

20. Assignment. Borrower may not assign this Note without the prior written consent of Lender.

21. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

22. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

23. Entire Agreement. This Note, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Borrower nor Lender makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Borrower and Lender, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Documents”), that may have been entered into between Borrower and Lender, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Document and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

24. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

25. Definitions.

25.1. “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

25.2. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by

Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with Section 9.2 (Calculation Disputes). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

25.3. “Common Stock” means Borrower’s common stock, $0.001 par value per share.

25.4. “Conversion Factor” means 50%.

25.5. “Conversion Price” means the Conversion Factor multiplied by the lowest VWAP of the Common Stock in the twenty (20) Trading Days immediately preceding the applicable Conversion.

25.1. “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Conversion.

25.2. “DTC” means the Depository Trust Company.

25.3. “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

25.4. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

25.5. “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

25.6. “DWAC Eligible” means that (i) the Common Stock is eligible at the DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (ii) Borrower has been approved (without revocation) by the DTC’s underwriting department, (iii) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program, (iv) the Conversion Shares are otherwise eligible for delivery via DWAC; (v) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC; and (vi) Borrower or its transfer agent is able to deliver all Conversion Shares to Lender under this Note via DWAC.

25.7. “Mandatory Default Amount” means 125% of the Outstanding Balance.

25.8. “OID” means original issue discount.

25.9. “Other Agreements” means, collectively, (i) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (ii) any other credit agreement or promissory note or other instrument of debt of Borrower.

25.10. “Outstanding Balance” of this Note means the Purchase Price as reduced or increased, as the case may be, pursuant to the terms hereof for payment, redemption, conversion or otherwise, plus the OID, the Carried Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs, and any other fees or charges (including without limitation late charges) incurred under this Note.

25.11. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

25.12. “Rule 144” means Rule 144 of the Securities Act of 1933, as amended.

25.13. “Trading Day” means any day on which the Common Stock is traded or tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

25.14. “VWAP” means volume weighted average price.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date set out above.

BORROWER:

NOTIS GLOBAL, INC.

By:	/s/ C. Douglas Mitchell
Name:	C. Douglas Mitchell
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

CHICAGO VENTURE PARTNERS, L.P.

By:	Chicago Venture Management, L.L.C.,
its General Partner

	By:	CVM, Inc., its Manager

		By:	/s/ John M. Fife
John M. Fife, President